UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2019

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Boulevard, Suite 100 The Woodlands, TX		77381
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: (281) 362-6800
_____________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (the “Amendment”) is being filed by Newpark Resources, Inc. (the "Company") to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2019 (the "Original Report") to update its disclosure regarding the status of a waiver regarding its Credit Agreement, to include Item 1.01 in this Amendment, to provide a copy of the Limited Waiver effective as of January 18, 2019 by and among the Company, certain of its subsidiaries as borrowers, Bank of America, N.A., as Administrative Agent and the other lenders party thereto, and to provide an update regarding the payment made with respect to the Notes. No other changes have been made to the Original Report. Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Original Report.

Item 1.01. Entry into a Material Definitive Agreement.
The disclosure set forth under Item 8.01 of the Original Report is incorporated in this Item 1.01 by reference. As previously disclosed in the Original Report, the Indenture Event of Default resulted in certain defaults and/or other violations under the Company’s Credit Agreement and the Company had requested from Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) and the lenders party to the Credit Agreement (the “Lenders”) a limited waiver.

Effective January 18, 2019, the Company entered into a Limited Waiver (the “Limited Waiver”) with the Administrative Agent and the Lenders. Pursuant to the Limited Waiver, the Administrative Agent and the Lenders agreed to permanently waive any and all Defaults, Events of Default and other violations or departures of or from any provision of the Credit Agreement and other loan documents attributable to the Indenture Event of Default, the cross-default provisions in the Credit Agreement, or the inaccuracy of any representation or warranty (including the reaffirmation thereof) regarding, or affected by, the Indenture Event of Default or the cross-default provisions in the Credit Agreement.

Some of the Lenders and their affiliates have in the past, are currently, and may from time to time in the future provide commercial banking, financial advisory, investment banking and other services to the Company.

The foregoing description of the Limited Waiver is qualified in its entirety by reference to the full text of the Limited Waiver, which is attached as Exhibit 10.1 to this Amendment No. 1 on Form 8-K/A and incorporated in this Item 1.01 by reference.

Item 8.01 Other Events.
The Company has received confirmation that on January 18, 2019, the Trustee paid the amount of $504,792.59, which represents the overdue additional interest (which was due on June 1, 2018 and December 1, 2018) together with interest thereon, to DTC for further distribution to holders of the Notes.

Item 9.01 Financial Statements and Exhibits.

No.	Description
10.1
Limited Waiver, effective as of January 18, 2019, by and among the Newpark Resources, Inc., Newpark Drilling Fluids LLC, Newpark Mats & Integrated Services LLC, Excalibar Minerals LLC, and Dura-Base Nevada, Inc., as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other Lenders party thereto.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated:	January 18, 2019	By:	/s/ E. Chipman Earle
Vice President, General Counsel and Chief Administrative Officer